Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K/A

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): February 26, 1999.


                               I.C.H. Corporation
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-7697                 43-6069928
----------------------------         ------------          ------------------
(state or other jurisdiction         (Commission            (I.R.S. Employer
       incorporation)                File Number)          identification No.)


9255 Towne Centre Drive, Suite 600, San Diego, CA              92121-3039
-------------------------------------------------              ----------
    (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  619-587-8533

Item 5.  Other Events

         On December 14, 1998, ICH Corporation (the "Company") completed its previously announced agreement of August 14, 1998 to acquire substantially all of the assets of Lyon's Restaurants, Inc. The acquisition of Lyon's was previously reported in the Company's Current Report on Form 8-K filed by the Company on December 22, 1998 (the "Form 8-K"). Set forth below are the historical and pro forma financial statements of Businesses Acquired (Section 210.3-05 and section 210.11 of Regulation S-X) as required by Item 7 of Form 8-K. Such financial statements should be read in conjunction with the description of the Lyon's acquisition contained in the Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

A)       Financial Statements of Business Acquired

         Report of Independent Accountants                             F - 1

         Consolidated Balance Sheets                                   F - 2
                  as of June 29, 1997 and
                  June 28, 1998

         Consolidated Statements of Operations                         F - 3
                  for the 52 weeks ended
                  June 28, 1998 and
                  June 29, 1997

         Consolidated Statements of Shareholders'                      F - 4
                  (Deficiency) for the 52 weeks ended
                  June 28, 1998 and
                  June 29, 1997

         Consolidated Statements of Cash Flows                         F - 5
                  for the 52 weeks ended
                  June 28, 1998 and
                  June 29, 1997

         LR Holdings, Inc. Notes to Consolidated                       F - 6
                  Financial Statements


B)       Pro Forma Financial Information
         The following unaudited Pro Forma Consolidated Financial Statements are filed with the report:

         ICH Corporation Notes to Pro Forma Financial Statements       F - 19

         Pro Forma Consolidated Balance Sheet
                  as of September 30, 1998                             F - 20

         Pro Forma Consolidated Statement of Operations
                  for the nine months ended
                  September 30, 1998                                   F - 21

         Pro Forma Adjustments for the nine months ended
                  September 30, 1998                                   F - 22

         Pro Forma Consolidated Statement of Operations
                  for the year ended December 31, 1997                 F - 23

         Pro Forma Adjustments for the year ended
                  December 31, 1997                                    F - 24

PricewaterhouseCoopers [LOGO]


LR Holdings, Inc.
Consolidated Financial Statements
For the Years Ended June 28, 1998
and June 29, 1997

PricewaterhouseCoopers [LOGO]
--------------------------------------------------------------------------------
                                                      PricewaterhouseCoopers LLP
                                                      555 California Street
                                                      San Francisco CA 94104
                                                      Telephone (415) 393 8500
                                                      Facsimile (415) 393 8644


                        Report of Independent Accountants


September 12, 1998

To the Board of Directors and Shareholders of LR Holdings, Inc.

We were engaged to audit the accompanying consolidated balance sheets of LR Holdings, Inc. and its wholly owned subsidiary, Lyon's Restaurants, Inc., as of June 28, 1998 and June 29, 1997, and the related consolidated statements of operations, of shareholders' (deficiency) and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management.

As discussed in Note 2 to the consolidated financial statements, the Company filed for protection under Chapter 11 of the Bankruptcy Code on September 9, 1998. Prior to filing for bankruptcy, the Company entered into an agreement with I.C.H. Corporation (ICH) and its newly formed subsidiary, Lyon's of California, Inc. (LOCI), under which LOCI will purchase substantially all of the assets of the Company out of bankruptcy at an amount that is anticipated to be substantially less than the net book value of the related assets. In addition, it is possible that other potential buyers may be interested and could make an offer for the Company's assets that is different than LOCI's. LOCI's offer is subject to numerous contingencies. Consequently, the amount the Company will realize upon sale of the assets cannot be reasonably estimated at this time. The Company is also unable to reasonably estimate at this time which of its existing liabilities it may be able to repay or in what amounts. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Since the Company is unable to determine the net realizable value of its assets and liabilities and we are not able to apply auditing procedures to satisfy ourselves as to those net realizable values, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on these financial statements.

/s/ PricewaterhouseCoopers LLP

LR Holdings, Inc.


Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                                 June 28,          June 29,
                                                                                   1998             1997
                                                                                ------------    ------------
Current assets:
  Cash and cash equivalents                                                     $    910,000    $  1,332,000
  Restricted cash                                                                    147,000               -
  Inventories                                                                        920,000         870,000
  Receivables                                                                        244,000         387,000
  Prepaid expenses                                                                   402,000         515,000
  Deferred financing costs, net                                                      750,000       1,051,000
  Cash and receivable held as collateral for long-term debt                          382,000         755,000
                                                                                ------------    ------------
 Total current assets                                                              3,755,000       4,910,000

 Property and equipment, net                                                      42,716,000      47,669,000
 Intangible assets, net                                                           15,702,000      16,218,000
 Other assets, net                                                                 2,458,000       2,332,000
                                                                                ------------    ------------
 Total assets                                                                   $ 64,631,000    $ 71,129,000
                                                                                ============    ============
Current liabilities:
  Accounts payable                                                              $  8,854,000    $  8,458,000
  Accrued payroll and other liabilities                                            8,013,090       5,782,000
  Current portion of long-term debt                                               22,337,000      22,737,000
  Borrowings under revolving line of credit                                        3,500,000       3,500,000
  Current portion of obligations under capital leases                              1,311,000       1,440,000
                                                                                ------------    ------------
Total current liabilities                                                         44,015,000      41,917,000

Obligations under capital leases, less current portion                            26,930,000      30,469,000
Deferred income                                                                    3,067,000       3,278,000
                                                                                ------------    ------------
Total liabilities                                                                 74,012,000      75,664,000
                                                                                ------------    ------------
Shareholders' (deficiency):
   Senior convertible preferred stock, $0.00 1 par value; 400,000 shares authorized; 377,000 issued and outstanding
    (aggregate liquidation preference $377,000)                                          377             377
  Preferred stock, $0.001 par value; 30,000 shares authorized;
    15,000 issued and outstanding (aggregate liquidation
    preference $15,000)                                                                   15              15
  Class A voting common stock, $0.001 par value; 7,000,000
    shares authorized; 2,956,000 issued and outstanding                                3,000           3,000
  Class B nonvoting common stock, $0.001 par value; 3,336,000
    shares authorized; 3,036,900 issued and outstanding                                3,000           3,000
  Additional paid-in capital                                                      38,188,608      38,188,608
                                                                                ------------    ------------
                                                                                  38,195,000      38,195,000
Reduction of additional paid-in capital attributable to predecessor
  controlling shareholder carryover basis                                         (1,184,000)     (1,184,000)
Accumulated deficit                                                              (46,392,000)    (41,546,000)
                                                                                ------------    ------------
Total shareholders' (deficiency)                                                  (9,381,000)     (4,535,000)
                                                                                ------------    ------------
Commitments and contingencies (Notes 9 and 14)
Total liabilities and shareholders' (deficiency)                                $ 64,631,000    $ 71,129,000
                                                                                ============    ============


   The accompanying notes are an integral part of these financial statements

LR Holdings, Inc.


Consolidated  Statements of Operations
For the 52 weeks ended June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


                                                         For the 52 weeks ended
                                                     June 28, 1998    June 29, 1997
                                                     -------------    -------------
Sales                                                $ 124,246,000    $ 126,188,000
Cost of sales                                          (86,136,000)     (87,197,000)
                                                     -------------    -------------
                                                        38,110,000       38,991,000

General operating costs                                (19,774,000)     (19,033,000)
Administrative expenses                                 (6,526,000)      (6,997,000)
Marketing and advertising expenses                      (3,907,000)      (3,433,000)
                                                     -------------    -------------

Income before depreciation, amortization, interest
  non-recurring expenses and other income                7,903,000        9,528,000

Interest expense                                        (6,384,000)      (6,899,000)
Depreciation and amortization                           (6,858,000)      (7,495,000)
Amortization of debt issue costs                          (301,000)        (301,000)
Gain on sale of property and equipment
and early termination of leases                            606,000           61,000

Non-recurring expenses (Note 3):
  Debt and equity financing costs                             --           (350,000)
Other income                                               188,000          187,000
                                                     -------------    -------------
Net loss                                             $  (4,846,000)   $  (5,269,000)
                                                     =============    =============


The accompanying notes are an integral part of these financial statements.

LR Holdings, Inc.

Consolidated Statements of Shareholders' (Deficiency)
For the 52 weeks ended June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


                      Senior convertible                               Class A
                       preferred stock        Preferred stock        common stock
                     Shares       Amount      Shares   Amount      Shares    Amount
                     ------       ------      ------   ------      ------    ------
Balance at
 June 30, 1996        377,000      $377         15,000    $15      2,956,000   $3,000

Net loss for the
 52 weeks ended
 June 29, 1997
                     -------      ----         ------     ---      ---------   ------

Balance at
 June 29, 1997       377,000       377         15,000     15      2,956,000    3,000

Net loss for the
 52 weeks ended
 June 28, 1998
                     -------      ----         ------     ---      ---------   ------

Balance at
 June 28, 1998       377,000      $377         15,000     $15      2,956,000   $3,000
                     =======      ====         ======     ===      =========   ======

                         Class B        Additional      Reduction                            Total
                       common stock       paid-in      of paid-in       Accumulated       shareholders'
                    Shares     Amount     capital       capital*          deficit         (deficiency)
                    ------     ------     -------       --------          -------         ------------
Balance at
 June 30, 1996       3,036,900   $3,000    $38,188,608    $(1,184,000)   $(36,277,000)       $ 734,000

Net loss for the
 52 weeks ended
 June 29, 1997                                                             (5,269,000)      (5,269,000)
                     ---------   ------    -----------    -----------    ------------      -----------

Balance at
 June 29, 1997       3,036,900    3,000     38,188,608     (1,184,000)    (41,546,000)      (4,535,000)

Net loss for the
 52 weeks ended
 June 28, 1998                                                             (4,846,000)      (4,846,000)
                     ---------   ------    -----------    -----------    ------------      -----------

Balance at
 June 28, 1998       3,036,900   $3,000    $38,188,608    $(1,184,000)   $(46,392,000)     $(9,381,000)
                     =========   ======    ===========    ===========    ============      ===========


    The accompanying notes are an integral part of these financial statements.

LR Holdings, Inc.


Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                          For the 52 weeks ended
                                                          June 28,       June 29,
                                                           1998           1997
                                                        -----------    -----------
Cash flows from operating activities
Net loss                                                $(4,846,000)   $(5,269,000)
Adjustments to reconcile net loss to net cash flows
    from operating activities:
     Depreciation and amortization                        6,858,000      7,495,000
     Amortization of deferred gain                         (188,000)      (187,000)
     Amortization of debt issue costs                       301,000        301,000
     Gain on sale of property and equipment and early
      termination of leases                                (606,000)       (61,000)
     Changes in other assets and liabilities:
      Inventories                                           (50,000)       (48,000)
      Receivables                                            (8,000)       227,000
      Prepaid expenses                                      113,000        173,000
      Other assets                                             --          332,000
      Accounts payable                                      396,000        739,000
      Accrued payroll and other liabilities               2,332,000        700,000
      Deferred income                                       (23,000)           --
                                                        -----------    -----------
         Net cash flows from operating activities         4,279,000      4,402,000
                                                        -----------    -----------
Cash flows from investing activities
Purchase of property and equipment                       (2,848,000)    (1,827,000)
Proceeds from sale of other assets                           52,000
Proceeds from sale of land and buildings                       --          535,000
                                                        -----------    -----------
         Net cash flows from investing activities        (2,796,000)    (1,292,000)
                                                        -----------    -----------
Cash flows from financing activities
Repayment of long-term debt                                    --         (415,000)
Cash held as collateral for long-term debt                  (27,000)      (400,000)
Disposition of capital lease obligations                   (428,000)
Principal payments under capital lease obligations       (1,303,000)    (1,488,000)
Restricted cash                                            (147,000)            --
                                                        -----------    -----------
      Net cash flows from financing activities           (1,905,000)    (2,303,000)
                                                        -----------    -----------
Net change in cash and cash equivalents                    (422,000)       807,000
Cash and cash equivalents at beginning of year            1,332,000        525,000
                                                        -----------    -----------
Cash and cash equivalents at end of year, excluding
 cash held as collateral and restricted cash            $   910,000    $ 1,332,000
                                                        ===========    ===========


   The accompanying notes are an integral part of these financial statements.

LR Holdings, Inc.

Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


1.   The Company

     Organization


     LR Holdings, Inc. (LR Holdings or Company) is a restaurant holding company and the sole shareholder of Lyon's Restaurants, Inc. (Lyon's). LR Holdings was organized through the following transactions:

     a.   Purchase from Sara Lee Corporation

          On December 30, 1988, Lyon's acquired for $49,882,000, in a purchase transaction, all of the outstanding stock of a wholly owned subsidiary of Sara Lee Corporation (Sara Lee), which operated as Lyon's Restaurants. To finance the acquisition, Lyon's obtained a bridge loan of $49,200,000 and sold voting Class A and nonvoting Class B common stock aggregating $6,000,000 to management and employees, Sara Lee and Chase Manhattan Capital Corporation. Each share of Class B common stock is convertible into a share of Class A common stock upon the occurrence of certain events. The purchase price was allocated in the opening balance sheet based on an independent appraisal of the acquired tangible and intangible assets and liabilities.

          Generally accepted accounting principles for privately held companies in effect at the stock acquisition date required recognition of predecessor ownership if there was less than an 80 percent change in ownership of net assets. Accordingly, a (decrease) increase to shareholders' equity (deficiency) and a reduction in asset values of $1,184,000 was recorded to reflect the continuing investment in Lyon's by the predecessor controlling shareholder, Sara Lee. This reduction in asset values was based on pro rata calculations applied to the historical carrying values of net assets sold and the appraised value of net assets acquired.

     b.   Acquisition of Lyon's trademarks from Sara Lee

          In connection with the acquisition of stock from Sara Lee, Lyon's entered into a Trademark Purchase Agreement dated December 30, 1988, to separately acquire all of the trademarks associated with the acquired business (Agreement). As further described in Note 6, the value assigned to the trademarks was recorded at the present value of the stated payments under the Agreement.

     c.   Long-term debt financing and formation of LR Holdings

          On September 1, 1989, the bridge loan used to finance the acquisition was repaid with the proceeds from the issuance of long-term debt. Pursuant to certain arrangements related to the long-term financing, LR Holdings was formed on June 30, 1990, to act as a holding company for all of Lyon's outstanding common stock. The shareholders of Lyon's exchanged their stock and options to purchase stock for stock and options of LR Holdings in connection with its formation. At June 28, 1998, LR Holdings shares are held by management and employees (46% Class A, 0% Class B), Sara Lee (22%, 77%, respectively) and a consortium of banks and leasing companies (32%, 23%, respectively).

     Operations

     At the end of fiscal year 1998, LR Holdings operated 77 restaurants in California and Oregon.

LR Holdings, Inc.


Notes to Consolidated Financial Statements
June 28, 1998 and June 29,1997
--------------------------------------------------------------------------------

2.   Liquidity and Capital Resources

     Since the date the purchase transaction was completed in 1988, the Company has expanded the number of restaurants in operation and has incurred net operating losses. The new restaurant unit additions and net operating losses were funded by cash flow from operations, proceeds from sale/leaseback transactions of Company-owned units and funds obtained under the Company's bank term loan and revolving line of credit agreement. As discussed in Note 7, the extension, amendment agreement with the bank related to this credit facility which was executed in November 1996 waived compliance with certain financial covenants included in the credit facility until June 30, 1997, deferred the payment of principal otherwise due in fiscal 1997, eliminated the Company's ability to obtain additional borrowings under the revolving line of credit after November 1996 and added additional financial covenants. The most significant of these additional financial covenants required management, on or before March 15, 1997, to have entered into a binding agreement to refinance the Company on terms and conditions deemed satisfactory to the bank. The refinancing could include the sale of the Company by the existing shareholders or an infusion of additional equity/debt financing from sources other than the existing shareholders or the bank. A satisfactory refinancing transaction was not obtained by March 15, 1997 and therefore the bank required the entire amount outstanding under the credit facility be paid on July 18, 1997. As the Company did not repay the amount outstanding, it is in default under the credit agreement.

     On August 14, 1998, the Company entered into an asset purchase agreement (the Agreement) with I.C.H. Corporation (ICH) and its newly formed subsidiary, Lyon's of California, lnc. (LOCI) to sell substantially all of the assets of the Company. The purchase price will include cash plus the assumption of liabilities of the Company accruing under certain real property leases and other equipment leases and contracts. The terms of the Agreement required the Company to voluntarily file a bankruptcy case under Chapter 11 in the United States Bankruptcy Court and to file a motion with the Bankruptcy Court to request a procedure order approving procedures for sale of the assets of the Company to LOCI. The procedure order will include provisions that the Bankruptcy Court set a date for a hearing at which overbids for the assets of the Company may be made and at which the sale to LOCI can be confirmed. LOCI's offer is subject to numerous contingencies. The amount the Company will realize upon sale of the assets cannot be reasonably estimated at this time. The Company is also unable to reasonably estimate at this time which of its existing liabilities it may be able to repay or in what amounts. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.   Summary Of Significant Accounting Policies

     Fiscal year

     LR Holdings' fiscal year ends on the Sunday closest to June 30. Accordingly, the results of operations reflect 52 weeks of activity for the years ended June 28, 1998 and June 29, 1997, respectively.

     Principles of consolidation

     The consolidated financial statements include the accounts of LR Holdings and its wholly owned subsidiary, Lyon's. All significant intercompany accounts and transactions are eliminated in consolidation.

LR Holdings, Inc.


Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     Cash equivalents consist of short-term financial instruments which have original maturities of three months or less at the time of purchase and are readily convertible into cash.

     Inventories

     Inventories consist of food and bar items for resale and supplies and are stated at the lower of cost or fair market value. Cost is determined using the first-in, first-out method of inventory valuation.

     Property and equipment

     Property and equipment, including capital leases, are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis. The provision for depreciation is based on the estimated useful lives of buildings (20-35 years), and equipment, furniture and fixtures (3-10 years). Capital leases and leasehold improvements are amortized over the lesser of 20 years or the life of the lease.

     Interest costs relating to the construction of new restaurants are capitalized until opening and then amortized over the life of the asset; capitalized interest was not significant for fiscal years 1998 and 1997.

     Intangible assets

     Intangible assets include trademarks and goodwill. Trademarks and goodwill are amortized over 40 years on a straight-line basis.

     Deferred financing costs and other assets

     Other assets include liquor licenses and other deferred expenses. Liquor licenses are valued at the lower of cost or fair market value and are not amortized because their value is considered to be of a permanent nature. Deferred debt issue costs are amortized on a straight-line basis over the life of the related loan. Other deferred expenses are amortized on a straight-line basis over 1-3 years.

     Impairment of long-lived assets

     The occurrence of certain events may trigger a review of affected assets for possible impairment. An impairment is deemed to exist if the sum of undiscounted, before-tax, expected future cash flows for the asset are less than the asset's carrying value. If an impairment is indicated, the amount of the impairment is measured as the difference between the asset's fair market value and its net book value. Where a market value is not available, it is approximated by the Company's best estimate of the sum of discounted future, before-tax cash flows.

     Deferred income

     Deferred income primarily represents the net gain realized through the sale and subsequent leaseback of certain property and equipment. The realized gain which has been deferred is recognized on a straight-line basis throughout the term of the related leases (generally 20 years). Deferred income

LR Holdings, Inc.


Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------

     also includes amounts received from gift certificate purchases which are recognized as a credit to sales when the gift certificates are redeemed.

     Advertising Costs

     The company expenses advertising costs in the period the advertising is run. Deferred advertising costs at June 28, 1998 and June 29, 1997 were $0 and $130,000, respectively.

     Income taxes

     The Company records income taxes using the liability method which requires the recognition of deferred tax assets and liabilities for the expected tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, generally all expected future events other than enactments or changes in tax law or rates are considered.

     Debt and equity financing costs

     Debt and equity financing costs consist of legal and professional fees incurred in connection with the revision, extension agreement executed on November 26, 1996 with the Company's lenders (Note 7) which extended the original debt agreement through and including June 30. 1997 as well as the Company's efforts to enter into a binding agreement to refinance the Company on terms and conditions satisfactory to the bank by March 15, 1997 as required by the revision, extension agreement, which did not occur.

4.   Property and Equipment

     Major classifications of property and equipment consist of the following:

                                                          June 28,         June 29,
                                                            1998            1997
                                                       -------------    -------------
     Property and equipment:
       Land                                            $      77,000    $      77,000
       Buildings                                           9,110,000        8,772,000
       Capital leases                                     45,990,000       49,893,000
       Equipment, furniture and fixtures                  32,720,000       32,778,000
       Leasehold improvements                             12,165,000       11,597,000
                                                       -------------    -------------
                                                         100,062,000      103,117,000
     Less: accumulated depreciation and amortization     (57,346,000)     (55,448,000)
                                                       -------------    -------------
                                                       $  42,716,000    $  47,669,000
                                                       =============    =============

     Amortization expense related to capital leases for fiscal years 1998 and 1997 was $2,593,000 and $2,880,000, respectively. Accumulated depreciation and amortization includes $21,334,000 and $21,424,000 at June 28, 1998 and June 29, 1997, respectively, related to capital leases and the provision for under performing and closed units excluding the portion of the provision relating to future closures.

LR Holdings, Inc.


Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------

5.   Intangible Assets

     Intangible assets consist of the following:

                                            June 28,         June 29,
                                              1998             1997
                                          ------------    ------------
          Trademarks                       $ 19,784,000    $ 19,784,000
          Goodwill                              778,000         778,000
                                           ------------    ------------
                                             20,562,000      20,562,000
          Less: accumulated amortization     (4,860,000)     (4,344,000)
                                           ------------    ------------
                                           $ 15,702,000    $ 16,218,000
                                           ------------    ------------


6.   Obligation Under Trademark Agreement

     In connection with the acquisition of stock from Sara Lee, Lyon's entered into a Trademark Purchase Agreement (Agreement) dated December 30, 1988, to separately acquire all of the trademarks associated with the acquired business. Under the Agreement, prior to June 30, 1996, the total amount to be paid to Sara Lee for the trademarks was dependent upon future annual sales and available cash flow, as defined. Each annual payment was based upon a percentage of sales with an alternative fixed payment amount specified should amounts payable under the sales based computation exceed specified, annual amounts. The obligation under the Agreement was presented in the balance sheet at the present value of the alternative fixed payment amounts (initially recorded using a discount rate of 10%) which could have been remitted to Sara Lee plus interest accrued thereon.

     During fiscal year 1994, the Company and Sara Lee amended the Agreement, effective June 28, 1993. The effects of this amendment included: 1) a reduction of the interest rate from 10% to 4% per annum; 2) changes in the timing, and amounts, of the alternative fixed payments; and 3) purchase of Preferred Stock with an estimated fair value of $15,000,000 in exchange for cancellation of a portion of the trademark obligation. No gain or loss resulted from this refinancing transaction.

     Annually, payments were due under the Agreement in an amount equal to the lesser of the sales based computation or the alternative fixed payment amount. If the sales based amount exceeded the alternative fixed payment amount such excess was deferred (deferred amount) and may have been paid prior to the end of the Agreement depending upon the existence of available excess cash flow, as defined, during the term of the Agreement. The deferred amount under the Agreement accrued interest at 10% per annum through June 28, 1993 (4% per annum thereafter) and was approximately $23,767,000 at June 30, 1996. The deferred amount was not recorded in the financial statements due to the contingent nature of its payment.

     Effective June 30, 1996, the Agreement was amended. The amendment included eliminating the stated cash payment amounts through the term of the Agreement, eliminating the Company's obligation to pay the deferred amount at June 30, 1996 and requiring that future payments to Sara Lee be based solely on future annual excess cash flow, as defined. As a result of this amendment, Sara

LR Holdings, Inc.

Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------

     Lee discharged the Company's recorded obligation under the Agreement at June 30, 1996. The discharge of the obligation, including accrued interest, at June 30, 1996 was recorded as an increase to additional paid-in capital.


7.   Long-term Debt

     Long-term debt obligations are as follows:


                                                                   June 28,        June 29,
                                                                     1998            1997
                                                                 ------------   ------------
     Note payable  to bank,  with  quarterly  principal
       payments  payable through December 2000.
       Interest payable monthly at prime plus 2.0%.              $ 10,936,000   $ 11,132,000

     Note payable to other lending companies, with
       quarterly principal payments payable through
       December 2000. Interest is payable monthly at
       prime plus 2.0%.                                            11,401,000     11,605,000
                                                                 ------------   ------------
                                                                   22,337,000     22,737,000
     Less: current portion                                        (22,337,000)   (22,737,000)
                                                                 ------------   ------------
     Long-term portion                                           $         --   $        --
                                                                 ============   ============

     The credit agreement with the bank limits the ability of Lyon's to enter into new leases and requires Lyon's to maintain certain financial ratios. The agreement also provides a capital expenditure budget for existing units' replacement and on-going renovation needs and it permits sufficient capital expenditures, cash and lease, to open new restaurants annually. All of the assets of Lyon's are pledged under the agreement. The agreement requires that 50% of the net proceeds on the sale of certain assets be used to prepay amounts due under the long-term credit facility. The Company was in default of certain provisions of the agreement, including, among others, non-payment of scheduled principal payments due in fiscal 1998 and fiscal 1997 of $9,379,000 and $5,070,000, respectively, and non-payment of interest installments due in fiscal 1998 and fiscal 1997 of $3,342,000 and $1,401,000, respectively.

     On November 26, 1996, the Company executed a revision, extension agreement with its lenders which extended the original credit agreement with the bank through and including June 30, 1997 provided certain terms and conditions were met. If the conditions were met, principal payments in the amount of $6,136,000 scheduled for payment at June 30, 1996 and throughout fiscal 1997 were to be deferred until June 30, 1997 and compliance with financial covenants in the credit agreement was to be waived throughout fiscal year 1997. On June 30, 1997, all original covenants under the credit agreement were to be reinstated. Interest terms were amended and interest was to be paid monthly at prime plus 2%.

     The revision, extension agreement also required certain additional covenants and agreements to be met. These included, among others, the Company agreement to diligently market all the assets of the

LR Holdings, Inc.

Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


     Company and that a binding agreement, satisfactory to the bank, for the sale or refinancing of the Company be obtained by March 15, 1997. This refinancing transaction was not completed by that date and therefore, the bank required that the entire amount outstanding be paid. Accordingly, the amounts outstanding under the credit facility and related deferred financing costs have been classified as a current liability and current asset, respectively, at June 28, 1998 and June 29, 1997.

     Under the terms of the revision, extension agreement between the Company and the bank, executed in November 1996, cash proceeds from the sale of one or more of the restaurant locations is to be held in a cash collateral account and at the discretion of the bank, be applied to the last principal payments due under the debt agreement. Additionally, under the terms of the revision, extension agreement, a Promissory Note in favor of the Company received in the Sparks, Nevada restaurant sale was endorsed and assigned to the bank to be held as additional collateral. During fiscal 1998, the bank gave notice that the cash held as collateral at June 29, 1997 was applied to the principal payments due under the debt agreement. Cash and the Receivable held as collateral at June 28, 1998 and June 29, 1997 are $27,000 and $355,000 and $400,000 and $355,000, respectively.

     The Company had a $5,448,000 and $7,000,000 line of credit with its lenders at June 28, 1998 and June 29, 1997, respectively, which expires in December 1998. Interest on the outstanding face amount is payable quarterly at prime plus 2%. At June 28, 1998 and June 29, 1997, the Company had issued $1,948,000 and $1,958,000 in letters of credit, respectively, and had borrowed $3,500,000 under the line of credit, respectively. Under the terms of the revision, extension agreement discussed above, the Company is prevented from obtaining additional borrowings under the revolving line of credit. The amount used for letters of credit carries an interest rate of 1.5% and the undrawn face amount of the line of credit carries an interest rate of .5%.


8.   Senior Convertible Preferred Stock and Preferred Stock

     Voting rights

     Each share of senior convertible preferred stock has voting rights equal to Class A common stock on an if-converted basis. The preferred stock of LR Holdings is nonvoting. The articles of incorporation of LR Holdings require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock and senior convertible preferred stock related to certain transactions affecting the capital structure of LR Holdings.

     Conversion of senior convertible preferred stock

     Each share of senior convertible preferred stock is convertible at the option of the holder at any time after issuance and prior to the earlier of May 1, 2001 or on any Redemption Date (as defined, see below) into such number of fully paid and nonassessable shares of Class A common stock as is determined by dividing $1 by the conversion price (initially $1 but subject to adjustment as provided in the articles of incorporation). The senior convertible preferred stock provides for automatic conversion under certain circumstances, such as a merger or a public offering of LR Holdings' common stock.

     Dividends

     The holders of shares of preferred stock and senior convertible preferred stock shall be entitled to receive, when and if declared by the Board of Directors, dividends at the rate of $60 and $.0674 per annum per share, respectively. Dividends declared by the Board of Directors are cumulative and are

LR Holdings, Inc.

Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


     payable quarterly. All dividends paid after the date that obligations payable under the Company's credit facility are repaid (Debt Retirement Date, see Note 7) are payable in cash. Dividends paid on or prior to that date may, at the election of the Board of Directors, be paid either in cash or in additional shares of preferred stock and senior convertible preferred stock on the basis of one share for each $1,000 and $1 of dividends payable to each holder of preferred stock and senior convertible preferred stock, respectively. Declared dividends not paid on the specified payment date accrue interest at 6% and 6.74% for preferred stock and senior convertible preferred stock, respectively. No dividends have been declared by the Board of Directors related to preferred stock.

     Liquidation preference

     In the event of any liquidation, winding up and dissolution of the Company the holders of senior convertible preferred stock are entitled to receive, prior and in preference to any distribution to holders of preferred stock and common stock, an amount equal to dividends accrued and unpaid, whether or not declared, and $1 per share. After payment of the liquidation preference of the senior convertible preferred stock, holders of preferred stock are entitled to receive in preference to any distribution to holders of common stock an amount equal to dividends accrued and unpaid, whether or not declared, and $1,000 per share.

     Redemption provisions

     LR Holdings may redeem the senior convertible preferred stock at any time after May 1, 2001 and the preferred stock at any time after May 1, 1994 at $1 and $1,000 per share, respectively, plus an amount equal to all dividends accrued and unpaid, whether or not declared (Redemption Price). At any time after the Debt Retirement Date and subject to the availability of excess cash flow, as defined, the holders of the senior convertible preferred stock and the preferred stock can require the Company to redeem the senior convertible preferred stock and the preferred stock at the Redemption Price. The excess of the Redemption Price over excess cash flow, as defined, shall accrue interest at 8% per year and is also payable to the extent of excess cash flow, as defined.

9.   Leases

     Lyon's leases real property for most of its restaurant operations under long-term, noncancelable leases which expire at various dates through 2017. Certain leases provide for additional contingent rents based on sales volume or other factors. In addition, the majority of the lease agreements include provisions for multiple renewal options the longest of which, if fully exercised, extends the lease term up to 30 years beyond its original term. Certain leases are guaranteed by Sara Lee.

LR Holdings, Inc.

Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


     Minimum future lease payments for all leases in effect as of June 28, 1998 having noncancelable lease terms in excess of one year are as follows:
     Capital Operating leases

                                                                   Capital         Operating
                                                                   leases           leases
                                                                 -----------      -----------
     Fiscal year ending
        1999                                                     $ 4,644,000      $ 1,770,000
        2000                                                       4,387,000        1,544,000
        2001                                                       4,318,000        1,353,000
        2002                                                       4,295,000        1,223,000
        2003                                                       4,204,000          994,000
        Thereafter                                                35,524,000        2,055,000
                                                                 -----------      -----------
      Total minimum lease payments                                57,372,000      $ 8,939,000
                                                                                  ===========
      Less: amount representing interest                         (29,131,000)
                                                                 -----------

      Present value of minimum lease payments                     28,241,000

      Less: current portion of obligations under capital leases   (1,311,000)
                                                                  ----------

      Long-term portion of obligations under capital leases      $26,930,000
                                                                 ===========

     Rental expense charged to operations for fiscal years 1998 and 1997 was $2,979,000 and $2,604,000, respectively; such amounts include contingent rents based on sales of $603,000 and $645,000, respectively.

     At June 28, 1998, the Company held funds totaling $147,000 in a restricted cash account in connection with negotiations to terminate a capital lease obligation. Subsequent to year end, the Company entered into an agreement to terminate the aforementioned lease obligation for a cash settlement of $350,000 to be paid in installments through October 1,2001. The $147,000 restricted cash balance was released to the Company after it made the initial required payment. Ultimate gain or loss on the lease termination is contingent upon the Company satisfying certain provisions of the agreement.

10.  Income Taxes

     No provision for income taxes has been made in the consolidated financial statements because the Company has incurred a net operating loss.

     Federal and California net operating losses, to the extent they become realizable, will be available to offset future income tax liabilities through the year 2013 and 2003, respectively. At June 28, 1998, the Company has net operating loss carryforwards for federal income tax reporting purposes of approximately $31,384,000. In addition, at June 28, 1998, the Company has available net operating loss carryforwards of approximately $14,940,000 and $2,633,000 which are available to offset future California and Oregon state income tax liabilities, respectively, subject to statutory limitations.

LR Holdings, Inc.

Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------

     The significant components of deferred tax assets at June 28, 1998 and June 29, 1997, include the following:

                                                  June 28,        June 29,
                                                   1998             1997
                                                ------------    ------------
      Deferred tax assets
        Loss carryforwards                      $ 12,047,000    $ 13,314,000
        Depreciation                                 422,000         387,000
        Capital leases                             1,818,000       1,984,000
        Employee benefits                            238,000         257,000
        Other                                      2,594,000       2,667,000
                                                ------------    ------------
                                                  17,119,000      18,609,000
                                                ------------    ------------
      Deferred tax assets valuation allowance    (17,119,000)    (18,609,000)
                                                ------------    ------------
      Net deferred tax asset (liability)        $       --      $       --
                                                ============    ============

     Under the Tax Reform Act of 1986, the amount of net operating loss carryforwards available to reduce taxable income and general business credit carryforwards could be impaired or limited in certain circumstances. Events which cause such an impairment include, but are not limited to, a cumulative change in the Company's stock ownership of more than 50% over a three-year period.

     Management does not believe such a change in ownership has occurred.

11.  Employee Benefits

     Lyon's established a single profit sharing and 401(k) plan for Lyon's hourly employees not covered by a collective bargaining agreement, and its salaried employees, effective October 1992. The Plan provides for discretionary Company matching contributions. During fiscal 1998 and 1997, the Company accrued a $0 and $25,000 matching contribution, respectively. In connection with the establishment of this plan, accrued benefits under the defined benefit plan described below were frozen and the noncontributory defined contribution plan was also frozen. After receiving IRS approval, the net assets of the noncontributory defined contribution plan were transferred to this successor plan in late fiscal 1995. There was no gain or loss related to the curtailment of retirement benefits under the defined benefit pension plan.

     Lyon's has a noncontributory defined benefit plan applicable to substantially all hourly employees with one year of tenure as of June 30, 1992, and who are not covered by collective bargaining agreements. Benefits under the Plan were based on hours of service beginning after an employee had worked at least 1,000 hours in a twelve month period. At the end of fiscal year 1989, as required by law, an amendment to the Plan was adopted whereby employees vest over 5 years rather than 10 years. Prior service cost is amortized over 21 years which represents the average estimated future service of plan participants who are expected to receive benefits.

     The Plan uses the flat-benefit actuarial formula to calculate the projected value of benefit obligations, and is funded in conformity with the requirements of applicable government regulations.

LR Holdings, Inc.

Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


     Net periodic pension cost is comprised of the following:

                                                       Year ended
                                                  June 28,     June 29,
                                                    1998         1997
                                                  ---------    ---------
      Interest on projected benefit obligations   $  38,000    $  42,100
      Actual return on plan assets                 (158,000)    (123,000)
      Net amortization and deferral                 116,000       80,000
                                                  ---------    ---------
      Net pension cost                            $  (4,000)   $    (900)
                                                  =========    =========

     The funded status of the Plan is reconciled to the accrued (prepaid) pension liability as follows:


                                                            June 28,     June 29,
                                                              1998         1997
                                                            ---------    ---------
     Present value of projected benefit obligation:
        Vested benefits                                     $ 360,000    $ 404,000
        Nonvested benefits                                     27,000       43,000
                                                            ---------    ---------
     Total projected benefit obligation                       387,000      447,000
     Plan assets at fair value                               (549,000)     486,000
                                                            ---------    ---------
     Excess of projected benefit obligation (under) plan
       assets at fair value                                  (162,000)     (39,000)
     Unrecognized net transitional obligation                    --           --
     Unrecognized prior service cost                          (18,000)     (23,000)
     Unrecognized actuarial gain, net                         168,000      103,000
                                                            ---------    ---------
     Accrued (prepaid) pension liability                    $ (12,000)   $  41,000
                                                            =========    =========

     The Plan's assets consist principally of marketable equity securities and corporate and government debt securities with the expected long-term rate of return projected at 8.5%. The weighted average discount rate used in determining net pension cost and related obligations is 8.5%.

     Five Lyon's employee groups are participants in collective bargaining agreements. Pension expense paid to the unions on behalf of Lyon's employees amounted to $77,000 and $78,409, respectively, for fiscal years 1998 and 1997.


12.  Stock Options

     The LR Holdings Stock Option Plan (Plan) is a successor to the Stock Option Plan adopted by Lyon's. Under the Plan, up to 640,000 incentive stock options (ISO's) and nonqualified stock options to purchase Class A shares may be granted. Such options are granted at prices periodically

LR Holdings, Inc.


Notes to Consolidated Financial Statements
June 28, 1998 and June 29, 1997
--------------------------------------------------------------------------------


     determined by the Board of Directors. ISO's granted under the plan are earned by achieving performance goals over a 5 1/4-year period and vest over a 7-year period. At June 28, 1998, options to purchase 33,357 shares have been earned based upon the achievement of the stipulated performance goals and all such options were exercisable under the Plan.

     During fiscal year 1994, Lyon's adapted the CEO Stock Option Plan (CEO
     Plan). Under the CEO Plan, up to 528,000 incentive stock options (ISO's) and nonqualified stock options to purchase Class A shares may be granted; such options are granted at prices periodically determined by the Board of Directors. ISO's and nonqualified stock options granted under the CEO Plan are earned by achieving performance goals over a 7-year period. Accordingly, at June 28, 1998 and June 29, 1997, there were no shares exercisable under the CEO Plan.

     The following summarizes stock option activity during fiscal years 1998 and 1997:

                                                  CEO Stock Option Plan
                                            ISO's                      Nonqualified
                                Outstanding       Available     Outstanding    Available
                                  Options        for Grants       Options      for Grants
                                  -------        ----------       -------      ----------

     Balance at June 30, 1996     113,000            --          415,000           --
     Options canceled                 --             --              --            --
                                  -------        ----------       -------      ----------

     Balance at June 29, 1997     113,000            --          415,000           --
     Options canceled                 --             --              --            --
                                  -------        ----------       -------      ----------

     Balance at June 28, 1998     113,000            --          415,000           --
                                  =======        ==========       =======      ==========
                                                    Stock Option Plan
                                               ISO's                 Nonqualified
                                    Outstanding    Available   Outstanding    Available
                                      Options      for Grants    Options      for Grants
                                      -------      ----------    -------      ----------

     Balance at June 30, 1996        189,000         408,000     30,000          --
     Options canceled                (35,000)         35,000    (30,000)       30,000
                                      -------      ----------    -------      ----------

     Balance at June 29, 1997        154,000         443,000        --         30,000
     Options canceled                (58,500)         58,500        --            --
                                      -------      ----------    -------      ----------

     Balance at June 28, 1998         95,500         501,500        --         30.000
                                      =======      ==========    =======      ==========


     All options granted under the Company's plans had an exercise price of $1.00; thus the weighted average exercise price of all options outstanding, those exercisable and those canceled was $1.00. There were no options granted, exercised, or expired under the Company's plans during the years ended June 28, 1998 and June 29, 1997. Subsequent to year end, all of the ISO's and nonqualified outstanding options under the CEO Stock Option Plan were canceled.

     No compensation expense was recognized in fiscal years 1998 and 1997 related to these stock option plans. The Company will recognize compensation expense relating to the issuance of the options at the time the fair value of the Company's common stock is determined to have exceeded the option price and it is determined probable that performance milestones will be achieved.


13.  Supplemental Cash Flow Disclosures

     Interest paid

     Interest paid in cash amounted to $385,000 and $6,169,000 during fiscal years 1998 and 1997, respectively.

     Noncash investing and financing activities

     During 1998, the Company negotiated the termination of three capital leases resulting in a net gain of $579,000. The transactions required cash termination payments totaling $428,000, of which

LR Holdings, Inc.


Notes to Consolidated Financial Statements
June 28, 1998 and June 29,1997
--------------------------------------------------------------------------------


     $101,000 and $327,000 was applied to accrued expenses and obligations under capital leases, respectively, and a non-cash reduction of $1,459,000 and $2,038,000 to property and equipment, net and obligations under capital leases, respectively. The current portion of a note receivable totaling $151,000 was reclassified from receivables to other assets. The bank applied $400,000 of cash held as collateral at June 29, 1997 to principal payments due under the Company's debt agreement, resulting in a non-cash reduction of the cash and receivable held as collateral for long-term debt and long-term debt.

     The Company negotiated the termination of a capital lease during 1997 resulting in a non-cash reduction to obligations under capital lease and to property and equipment of $96,000. The Company took back a note receivable totaling $355,000 in conjunction with the sale of two Nevada restaurants in 1997, which was subsequently provided to the bank as collateral for long-term debt. In 1997, the current portion of a note receivable totaling $75,000 was reclassified from other assets to receivables.


14.  Contingencies

     Insurance

     The Company has a guaranteed cost workers compensation program. The Company records costs of the monthly premiums and then adjusts this cost if the total amount of incurred losses exceeds the minimum premium paid during the year. Lyon's is only liable in any given period for losses incurred above the minimum premium. The amounts charged to expense for workers' compensation were $2,092,000 and $2,066,000 in fiscal years 1998 and 1997, respectively, and were based on payments and accruals on outstanding claims. Outstanding workers' compensation claims payable were $166,000 and $257,000 at June 28, 1998 and June 29, 1997, respectively, and are included in accrued payroll and other liabilities.

     Lyon's maintains a fully insured program for a portion of employee health care costs. Under this program, employees may choose either a health maintenance organization (HMO) or in some areas a preferred provider organization (PPO) for their health care needs. Lyon's maximum annual liability approximates $2,326 and $2,350 per employee or a total of approximately $1,817,000 and $2,000,000 at June 28, 1998 and June 29, 1997,
     respectively, for all employees covered under the program. Amounts charged to expense for health care costs in fiscal years 1998 and 1997 aggregated approximately $1,817,000 and $2,054,000, respectively, based on actual claims incurred.

     Litigation

     A small number of claims, lawsuits and contingent liabilities are pending against Lyon's. Sara Lee has indemnified Lyon's from and against any loss regarding litigation arising from events occurring prior to December 30, 1988. In the opinion of the Company's legal counsel and management, the ultimate disposition of all claims will not have a material adverse effect on the Company's financial position or results of operations.

ICH CORPORATION NOTES TO PROFORMA FINANCIAL STATEMENTS

General

On December 14, 1998 the Company closed its previously announced agreement to acquire substantially all of the assets of Lyon's Restaurants, Inc. The aggregate purchase price was approximately $22.6 million.

The Company funded the acquisition through the use of approximately $5.5 million of its available cash resources, and a $16.5 million fixed-rate term loan from USRP (Finance), LLC. That loan matures in approximately 12 years, bearing interest at a rate of 12.75% per annum and is guaranteed by the Company. The balance of the purchase price was paid with a $600,000 note from the Company to the seller.

The unaudited pro forma balance sheet reflects allocation of the purchase price to assets acquired and liabilities assumed as if the transaction occurred on January 1, 1997. The unaudited pro forma results of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 assume that the acquisition occurred at the beginning of 1997 and recognize the effects directly attributable to the acquisition transaction and expected to have continuing impact. However, such pro forma results of operations do not purport to represent what actual results would have been had the acquisition actually occurred at the beginning of 1997, nor do they purport to be indicative of future operations under the ownership and management of the Company.

The pro forma combined financial statements reflect the preliminary allocation of purchase price as the purchase price allocation has not been finalized.

The pro forma combined financial statements should be read in conjunction with the consolidated historical financial statements of ICH Corporation and Lyon's Restaurants, Inc., including the respective notes thereto, which are incorporated by reference. The pro forma information is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future. The pro forma information is also not necessarily indicative of the combined financial position or results of operations which would have been realized had the acquisition been consummated during the period or as of the date for which the pro forma financial statements are presented.

Lyon's Restaurants, Inc. and one affiliate (collectively, "Lyon's") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on September 9, 1998. Accordingly Lyon's maintained separate accounting records for its pre-petition and post petition operations and liabilities. The following unaudited pro forma financial data for Lyon's includes its financial information as of and for the period ending September 8, 1998. The period from September 9, 1998 to September 30, 1998 (during which Lyon's was not required to pay its pre-petition liabilities) was excluded due to its immateriality.

                                 ICH CORPORATION

                      Pro Forma Consolidated Balance Sheet

                                      As of
                               September 30, 1998
                                 (In thousands)

                                                     Historical                   Pro Forma Adjustments
                                               -------------------------        -------------------------
                                                 Lyon's        ICH                                            Pro
                                                  Inc.     Corporation            Debit         Credit       forma
                                               --------    -----------          --------       ---------    --------
ASSETS

Current Assets:
  Cash and cash equivalents                      $1,224      $  4,565                          (a) 3,352    $  2,537
  Accounts Receivable                               213           432                          (a)    30         615
  Inventories                                       984         1,588                          (a)   133       2,439
  Deferred income taxes                              --         1,137                                          1,137
  Other current assets                            1,381         2,561           (a)   268                      4,210
                                               --------      --------                          ---------    --------


    Total current assets                          3,802        10,283                                         10,938


Property and equipment, net                      41,301        25,579                          (a)30,826      36,054
Intangible assets, net                           15,603        44,206                          (a) 6,813      52,996
Deferred Taxes                                       --           865                                            865
Other assets                                      2,441         3,296                          (a)   384       5,353
                                               --------      --------                                       --------


             Total assets                       $63,147      $ 84,229                                       $106,206
                                                =======      ========                                       ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                               $9,163        $3,506           (a) 4,063                   $  8,606
  Accrued liabilities                             4,236        10,223           (a) 3,859                     10,600
  Current portion of LTD                         30,311         1,714           (a)30,311                      1,714
  Current portion of capital
    lease obligation                              1,259           948           (a) 1,259                        948
                                               --------      --------                                       --------

          Total current liabilities              44,969        16,391                                         21,868

Noncurrent liabilities:
  Long-term debt                                     --        49,112                          (a)16,500      65,612
  Long-term capital lease obligation             25,830         2,563           (a)25,830                      2,563
  Deferred income taxes                              --         1,935           (a) 3,019                      1,935
  Other liabilities                               3,019         1,329                                          1,329
                                               --------      --------                                       --------


          Total liabilities                      73,818        71,330                                         93,307
                                               --------      --------                                       --------


         Total stockholder's equity            (10,671)        12,899                  --      (a)10,671      12,899
                                               --------      --------           ---------      ---------    --------
                                               $ 63,147      $ 84,229           $  68,609      $  68,609    $106,206
                                               ========      ========           =========      =========    ========

                   See notes to pro forma financial statements

                                        ICH CORPORATION

                        Pro Forma Consolidated Statement of Operations

                         for the nine months ended September 30, 1998
                            (In thousands, except per share data)

                                              Historical                    Pro Forma Adjustments
                                          ------------------------         ----------------------
                                          Lyon's, Inc.       ICH             Debit       Credit       Pro forma
                                          ------------     -------         --------     --------      ---------

Revenues and other income:
  Restaurant sales                         $ 69,543        $92,376                                     $161,919
  Real estate operations and
    other                                        --            736                                          736
                                           --------        -------                                     --------
                                             69,543         93,112                                      162,655

Cost and expenses:
  Restaurant costs and expenses              62,072         76,408           (b)3,494    (d)1,350       140,624
  General and administrative                  3,867          5,989                       (d)2,025         7,831
  Depreciation and Amortization               4,046          3,755           (b)1,313    (b)4,046         5,068
  Other                                        (-22)           546                                          524
                                           --------        -------                                     --------

Operating income                               (420)         6,414                                        8,608

Interest expense                              3,783          4,248           (c)1,578    (c)3,783         5,826
                                           --------        -------                                     --------

Income(loss) from continuing
  Operations and before taxes                (4,203)         2,166                                        2,782

  Provision for Taxes                            --            866            (e) 247                     1,113
                                           --------        -------            -------     -------      --------

Income (loss) from continuing
  operations                               $ (4,203)       $ 1,300            $ 6,632     $11,204        $1,669
                                           ========        =======            =======     =======        ======

                   See notes to pro forma financial statements

                                       ICH

                              Pro Forma Adjustments
                   for the nine months ended September 30, 1998
                                     (000's)

                                                           Debit        Credit
a) Adjustment to Lyon's balance sheet reflecting the purchase price allocation:

    Accounts Payable                                       4,063
    Accrued Liabilities                                    3,859
    Current Portion of LTD                                30,311
    Current Portion of Capital Lease
        Obligation                                         1,259
    Long Term Lease Obligations                           25,830
    Other Liabilities                                      3,019
    Cash                                                                 3,252
    Accounts Receivable                                                     30
    Inventories                                                            133
    Other Current Assets                                     268
    Property and Equipment - net                                        30,826
    Intangible Assets - net                                              6,813
    Other Assets                                                           384
    Long-term Debt                                                      16,500
    Equity                                                    --        10,671
                                                        --------       -------
                                                        $ 73,109       $73,109
                                                        ========       =======

b) To remove Lyon's depreciation expense and reflect ICH's purchase price of the acquisition for the nine months on the new asset basis and reflect leases classified as operating leases

   Restaurant cost and Expenses                            3,494
   Depreciation Expense                                    1,313         4,046

c) To remove Lyon's interest expense and reflect
   ICH's purchase price of the acquisition for
   nine months on new long-term debt at 12.75 %
   Interest Expense                                        1,578         3,783

d) To reduce direct labor benefit expenses and to remove Lyon's administrative cost charges, consulting fees, etc., that would not be incurred by ICH

    General and Administrative expenses                                  2,025
    Restaurant costs and expenses                                        1,350

e) Record tax provision at a 40% effective rate
   Provision for taxes                                       247

                                 ICH CORPORATION

                 Pro Forma Consolidated Statement of Operations

                      for the year ended December 31, 1997
                      (In thousands, except per share data)


                                                      Historical                        Pro Forma Adjustments
                                              ------------------------------          ------------------------
                                                                     ICH
                                              Lyon's Inc.        Corporation(a)        Debit           Credit        Pro forma
                                              ----------         -----------          --------         ------        ---------
Revenues and other income:
  Restaurant Sales                             $125,903            $73,787                                           $199,690
  Real estate operation and other                    --              1,219                                              1,219
                                               --------            -------            --------         --------      --------
                                                125,903             75,006                                            200,909

Cost and Expenses:
  Restaurant costs and expenses                 109,923             61,503            (a)4,658         (d)1,800       174,284
  General and administrative                      7,117              5,087                             (c)2,700         9,504
  Depreciation and Amortization                   6,877              3,398            (a)1,750         (a)6,877         5,148
  Other                                            (589)               977                                                388
                                               --------            -------                                           --------

Operating Income                                  2,575              4,041                                             11,585

Interest expense                                  7,228              3,661            (b)2,104         (b)7,228         5,765
                                               --------            -------                                           --------

Income (loss) before taxes                       (4,653)               380                                              5,820

Provision (benefit) for income taxes
                                                     --                152            (d)2,176               --         2,328
                                               --------            -------            --------         --------      --------

Net income (loss)                              $ (4,653)           $   228             $10,688          $18,605        $3,492
                                               ========            =======            ========         ========      ========

Note: (a) Before non-recurring and restructuring charge of $1,497.



                   See notes to pro forma financial statements

                                       ICH

                              Pro Forma Adjustments
                     for the year ended December 31, 1997
                                     (000's)

                                                           Debit        Credit

a) To remove Lyon's depreciation expense and reflect ICH's purchase price of the acquisition for the nine months on the new asset basis and reflect leases classified as operating leases

    Restaurant cost and expenses                            4,658
    Depreciation Expense                                    1,750         6,877

b) To remove Lyon's interest expense and reflect
   ICH's purchase price of the acquisition for nine months on new long-term debt at 12.75 %

    Interest Expense                                        2,104         7,288

c) To remove direct labor benefit costs and to remove Lyon's administrative cost charges, consulting fees, etc., that would not be incurred by ICH

    General and Administrative expenses                                   2,700
    Restaurant costs and expenses                                         1,800

d) Record tax provision for the year at 40% effective rate

    Income Tax provision                                    2,176

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 26, 1999


                                       I.C.H. CORPORATION




                                       By: /s/ James R. Arabia
                                           ----------------------
                                           Name:  James R. Arabia
                                           Title:  Chairman of the Board,
                                                   Chief Executive Officer
                                                   and President